Registration No. 33-
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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
               ----------------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                            UNDER THE
                     SECURITIES ACT OF 1933
               ----------------------------------

                      WEYERHAEUSER COMPANY
     (Exact Name of Registrant as Specified in Its Charter)
STATE OF WASHINGTON                         91-0470860
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)             Identification No.)

                  33663 WEYERHAEUSER WAY SOUTH
                     FEDERAL WAY, WASHINGTON              98003
              (Address of Principal Executive Offices)  (Zip Code)

           WEYERHAEUSER COMPANY HOURLY 401(K) PLAN - NUMBER TWO
                   (Full Title of the Plan)

SANDY D. MCDADE                                   Copies to:
Secretary                                         Cynthia J. Alexander
Weyerhaeuser Company                              Weyerhaeuser Company
Tacoma, Washington  98477                         Tacoma, Washington 98477
(Name and Address of Agent For Service)           (206) 924-2728
(206) 924-5272
(Telephone Number of Agent For Service)


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                CALCULATION OF REGISTRATION FEE
=============================================================================

                                      Proposed
 Title of                              Maximum     Proposed
Securities                Amount      Offering      Maximum     Amount of
   to be                   to be        Price      Aggregate   Registration
Registered              Registered    Per Share    Offering        Fee
                                                     Price
- -----------------------------------------------------------------------------

Weyerhaeuser           103,485 2      $44.25 3    $4,579,211 4   $1,579.04
Company Shares,
par value $1.25 per
share 1
=============================================================================
_______________________________
1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also
     covers an indeterminate amount of interests to be offered
     or sold pursuant to the employee benefit plans described
     herein.
2 Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved
     for issuance pursuant to the plan as the result of any
     future stock split, stock dividend or similar adjustment
     of the outstanding Common Stock of the Registrant.
3 The price per share is estimated to be $44.25 based on the average of the high ($44.50) and low ($44.00) for the
     common stock as reported on the New York Stock Exchange on
     June 19, 1995.
4 Estimated solely for the purpose of calculating the
     registration fee, pursuant to Rule 457 under the
     Securities Act of 1933, as amended.

                           1

                       Part II:
      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents listed in (a) through (e) below are incorporated herein by reference and all documents subsequently filed pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

   (a) The Registrant's Annual report on Form 10-K for the fiscal year end December 25, 1994, filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as amended; which contains audited financial statements for the Registrant's latest fiscal year.

     (b)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in
(a) above.

     (c) The description of the Registrant's Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (d)  The contents of Registration statement number 33-
24979 filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such statements.

     (e) All annual reports on Form 11-K filed by the Registrant's Hourly 401(K) Plan-Number Two pursuant to Section 15(d) of the Exchange Act after the date hereof.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the
Business Corporation Act of the State of Washington (the "Act"), and any
other applicable law, as from time to time in effect.
Section 23B.08.510 of the Act, as amended,
authorizes a court to
award, or a corporation to grant, subject to certain
limitations, indemnity to its directors and officers against reasonable expenses actually  incurred in defending litigation against them in their capacities as directors and officers.
This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities
(including reimbursement for expenses incurred) arising under the
Securities Act of 1933, as amended.
Pursuant to section 23B.08.560 of the Act,
the scope of the indemnification to
the Registrant's directors and officers includes a right to
indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes,
penalties and amounts paid in settlement) actually incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or
investigative. Pursuant to the Registrant's Restated Articles of
Incorporation, if the Washington Business Corporation Act is
amended to authorize
                         2

corporate action further eliminating or
limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington
Business Corporation Act, as so amended.
The Registrant's Restated Articles of Incorporation also implements section 23B.08.320 which
permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The
Registrant may also indemnify and advance expenses under RCW
23B.08.510 through 23B.08.560 to an employee or agent of the corporation who is not a director to the same extent as to a director.
     The Registrant has obtained and maintains a standard form officers' and directors' liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity including liability under the Securities Act of 1933.

Item 8.  Exhibits.

  Exhibit
   Number               Description
  -------               -----------

     5.1       Legality Opinion of Sandy D. McDade
     5.2       ERISA undertaking
     23.1      Consent of Attorney
     23.2      Consent of Arthur Andersen L.L.P.
     24        Power of Attorney

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933 as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
     Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration
Statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post
effective amendment any of the securities being registered
which remain unsold at the termination of the offering.
                          3

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended,) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned Registrant hereby undertakes

     (1) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the issuer has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     (2) To transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as shareholders of the Registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     (3) Where interests in a plan are registered herewith, to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-
K, such form shall be delivered upon written request. If such report is filed as a part of the Registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as a part of the Registrant's annual report to shareholders delivered pursuant to paragraph (1) or (2) of this undertaking additional delivery shall not be required.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)  The undersigned Registrant hereby undertakes that the
Registrant will submit or has submitted the Plan to the
Internal Revenue Service (the "IRS") in a timely manner and
will make all changes required by the IRS to qualify the Plan.
                             4

                          SIGNATURES.

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of King, State of Washington, on this 20th day of June, 1995.
                                   WEYERHAEUSER COMPANY

                                   By   /s/Sandy D. McDade
                                        Sandy D. McDade
                                        Secretary


                        POWER OF ATTORNEY
                        -----------------
    KNOW ALL MEN BY THESE PRESENTS, that each person whose
signature appears below hereby constitutes and appoints Robert
C. Lane, Sandy D. McDade and Cynthia J. Alexander, and each of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name, place and stead, in any and all capacities, to sign any and all
amendments (including post-effective amendments) to this
Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said
attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing
requisite and necessary to be done, as fully to all intents and purposes as could be done in person, hereby ratifying and
confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                  Date
- -----------------------------------------------------------------------------

/s/John W. Creighton Jr.      President and                  June 20, 1995
   John W. Creighton, Jr.      Chief Executive Officer


/s/W. C. Stivers               Senior Vice President and      June 20, 1995
   William C. Stivers          Chief Financial Officer


/s/Kenneth J. Stancato         Vice President and  Controller June 20, 1995
   Kenneth J. Stancato

                                    5

     Signature                Title                  Date
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/s/William Clapp             Director                June 20, 1995
   William H. Clapp



/s/W. John Driscoll          Director                June 20, 1995
   W. John Driscoll


/s/Don C. Frisbee             Director               June 20, 1995
   Don C. Frisbee


/s/P.M. Hawley                Director               June 20, 1995
   Philip M. Hawley


/s/John I. Kieckhefer         Director               June 20, 1995
   John I. Kieckhefer


                             Director
   William D. Ruckelshaus


/s/Richard H. Sinkfield      Director                 June 20, 1995
   Richard H. Sinkfield


/s/George H. Weyerhaeuser    Director                 June 20, 1995
   George H. Weyerhaeuser

                               6


                       PLAN SIGNATURES.
                       ----------------

      Pursuant to the requirements of the Securities Act of 1933, as amended the Plan has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on this 20th day of June, 1995.

                                   WEYERHAEUSER COMPANY
                                   HOURLY 401(K) PLAN-NUMBER TWO


                                   By   /s/W.C. Stivers
                                        W. C. Stivers
                                        Chairman, Retirement Committee

                                7


                       INDEX TO EXHIBITS

  Exhibit                                             Sequentially
  Number                  Description                 Numbered Page
- --------    ----------------------------------------- -------------
   5.1      Legality Opinion of Sandy D. McDade            10
   5.2      ERISA undertaking is contained in Item 9(e)     4
   23.1     Consent of Attorney (included in
            opinion filed as Exhibit 5.1)                  10
   23.2     Consent of Arthur Andersen L.L.P.              12
    24      Power of Attorney (see signature page)          5

                                  8


                           Exhibit 5.1

                                  9

June 20, 1995



Re: Registration on Form S-8 of Shares of Common Stock, par value of $1.25 per share, of Weyerhaeuser Company.

Ladies and Gentlemen:

Reference  is  made  to the Registration Statement  on  Form  S-
8 pursuant  to the Securities Act of 1933, as amended (the
"Act"), which  is being filed with the Securities and Exchange
Commission by Weyerhaeuser Company, a Washington corporation
(the "Company") on or about June 23, 1995 (the "Registration
Statement") relating to the registration of interests in the Weyerhaeuser Company Hourly 401(K) Plan-Number Two (the "Plan") and related Weyerhaeuser Company Common Stock, which may be sold pursuant to the Plan. The shares of Common Stock issued pursuant to the plan may be either issued directly from the company or purchased on the open market. This opinion is limited to those shares of Common Stock which will be originally issued (the "Shares").

I  have examined and am familiar with the Registration
Statement, the  plan and such documents and records of the
Company and other documents  as  I have deemed necessary for
the purpose  of  this opinion.   In giving this opinion, I am
assuming the authenticity of  all  instruments presented to me as originals, the conformity with  originals of all instruments presented to me as copies  and the genuineness of all
signatures.

Based upon and subject to the foregoing and giving regard to legal considerations I deem relevant, I am of the opinion that the shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/Sandy D. McDade
Sandy D. McDade
Secretary and
Senior Legal Counsel

                                10



                         Exhibit 23.2

                                11


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
           -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form
S-8 of our reports dated February 7, 1995 included (or incorporated by reference) in Weyerhaeuser Company's Annual
Report on Form 10-K for the fiscal year ended December 25, 1994, and to all references to our Firm included in this registration statement.

                                   ARTHUR ANDERSEN L.L.P.

Seattle, Washington
June 19, 1995

                               12


